VORNADO
REALTY TRUST

Supplemental Fixed Income Data

For the Quarter Ended September 30, 2022

PENN STATION
PENN 1

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this supplemental package. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are the ongoing adverse effect of the COVID-19 pandemic, the increase in interest rates and inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will continue to depend on future developments, including vaccination rates among the population, the efficacy and durability of vaccines against emerging variants, and governmental and tenant responses thereto, which continue to be uncertain but the impact could be material. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this supplemental package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this supplemental package. This supplemental package includes certain non-GAAP financial measures, which are accompanied by what Vornado Realty Trust and subsidiaries (the "Company") considers the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These include Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this supplemental package. Definitions of these non-GAAP financial measures and statements of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations, and, if applicable, the purposes for which management uses the measures, can be found in the Appendix of this supplemental package.
This supplemental package should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the Company’s Supplemental Operating and Financial Data package for the quarter ended September 30, 2022, both of which can be accessed at the Company’s website www.vno.com.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
Third Quarter 2022 Financial Highlights
Net income attributable to common shareholders for the quarter ended September 30, 2022 was $7,769,000, or $0.04 per diluted share, compared to $37,689,000, or $0.20 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended September 30, 2022 was $37,429,000, or $0.19 per diluted share, and $25,926,000, or $0.14 per diluted share for the prior year’s quarter.
EBITDAre, as adjusted (non-GAAP) for the quarter ended September 30, 2022 was $284,881,000, compared to $236,981,000 for the prior year’s quarter.
Liquidity
As of September 30, 2022, we have $3.3 billion of liquidity comprised of $977 million of cash and cash equivalents and restricted cash, $445 million of investments in U.S. Treasury bills and $1.9 billion available on our $2.5 billion revolving credit facilities.
PENN District Development
As of September 30, 2022, we have expended $1,795,105,000 of cash with an estimated $624,895,000 remaining to be spent across Farley, PENN 1, PENN 2, and PENN districtwide improvements. There can be no assurance that these projects will be completed, completed on schedule or within budget.
2022 Business Developments
Disposition Activity
220 Central Park South (“220 CPS”)
During the nine months ended September 30, 2022, we closed on the sale of one condominium unit and ancillary amenities at 220 CPS for net proceeds of $16,124,000 resulting in a financial statement net gain of $7,030,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $945,000 of income tax expense was recognized on our consolidated statements of income. From inception to September 30, 2022, we have closed on the sale of 107 units and ancillary amenities for net proceeds of $3,023,020,000 resulting in financial statement net gains of $1,124,285,000.
SoHo Properties
On January 13, 2022, we sold two Manhattan retail properties located at 478-482 Broadway and 155 Spring Street for $84,500,000 and realized net proceeds of $81,399,000. In connection with the sale, we recognized a net gain of $551,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Center Building (33-00 Northern Boulevard)
On June 17, 2022, we sold the Center Building, an eight-story 498,000 square foot office building located at 33‑00 Northern Boulevard in Long Island City, New York, for $172,750,000. We realized net proceeds of $58,946,000 after repayment of the existing $100,000,000 mortgage loan and closing costs. In connection with the sale, we recognized a net gain of $15,213,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. The gain for tax purposes was approximately $74,000,000.
40 Fulton Street
On August 17, 2022, we entered into an agreement to sell 40 Fulton Street, a 251,000 square foot Manhattan office and retail building, for $102,000,000. We expect to close the sale in the fourth quarter of 2022 and recognize a net gain of approximately $33,000,000 after closing costs. The sale is subject to customary closing conditions. As of September 30, 2022, the $64,177,000 carrying value of the property was classified as held-for-sale and is included in "other assets" on our consolidated balance sheets.

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2022 Business Developments - continued
Financing Activity
100 West 33rd Street
On June 15, 2022, we completed a $480,000,000 refinancing of 100 West 33rd Street, a 1.1 million square foot building comprised of 859,000 square feet of office space and 255,000 square feet of retail space. The interest-only loan bears a rate of SOFR plus 1.65% (4.64% as of September 30, 2022) through March 2024, increasing to SOFR plus 1.85% thereafter. The interest rate on the loan was swapped to a fixed rate of 5.06% through March 2024, and 5.26% through June 2027.The loan matures in June 2027, with two one-year extension options subject to debt service coverage ratio and loan-to-value tests. The loan replaces the previous $580,000,000 loan that bore interest at LIBOR plus 1.55% and was scheduled to mature in April 2024.
770 Broadway
On June 28, 2022, we completed a $700,000,000 refinancing of 770 Broadway, a 1.2 million square foot Class A Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.25% (4.93% as of September 30, 2022) and matures in July 2024 with three one-year extension options (July 2027 as fully extended). The interest rate on the loan was swapped to a fixed rate of 4.98% through July 2027. The loan replaces the previous $700,000,000 loan that bore interest at SOFR plus 1.86% and was scheduled to mature in July 2022.
Unsecured Revolving Credit Facility
On June 30, 2022, we amended and extended one of our two revolving credit facilities. The $1.25 billion amended facility bears interest at a rate of SOFR plus 1.15% (4.18% as of September 30, 2022). The term of the facility was extended from March 2024 to December 2027, as fully extended. The facility fee is 25 basis points. On August 16, 2022, the interest rate on the $575,000,000 drawn on the facility was swapped to a fixed interest rate of 3.88% through August 2027. Our other $1.25 billion revolving credit facility matures in April 2026, as fully extended, and bears a rate of SOFR plus 1.19% with a facility fee of 25 basis points.
Unsecured Term Loan
On June 30, 2022, we extended our $800,000,000 unsecured term loan from February 2024 to December 2027. The extended loan bears interest at a rate of SOFR plus 1.30% (4.33% as of September 30, 2022) and is currently swapped to a fixed rate of 4.05%.
330 West 34th Street land owner joint venture
On August 18, 2022, the joint venture that owns the fee interest in the 330 West 34th Street land, in which we have a 34.8% interest, completed a $100,000,000 refinancing. The interest-only loan bears interest at a fixed rate of 4.55% and matures in September 2032. In connection with the refinancing, we realized net proceeds of $10,500,000. The loan replaces the previous $50,150,000 loan that bore interest at a fixed rate of 5.71%.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
2022 Business Developments - continued
Financing Activity - continued
Interest Rate Hedging Activities
During the nine months ended September 30, 2022, we entered into $2.0 billion of interest rate swap arrangements and extended a $500,000,000 interest rate swap arrangement, reducing our variable rate debt at share as a percentage of our total debt at share to 27% from 47% (excluding our participation in the 150 West 34th Street mortgage loan). The exposure to LIBOR/SOFR index increases on our $2.8 billion of unswapped variable rate debt is partially mitigated over the next year by $2.0 billion of interest rate caps and by an increase in interest income on our cash, cash equivalents, restricted cash and investments in U.S. Treasury bills. See page 10 for further detail on our interest rate swap and cap arrangements.
The table below presents the interest rate swap arrangements entered into during the nine months ended September 30, 2022.

(Amounts in thousands)	Notional Amount	All-In Swapped Rate	Swap Expiration Date	Variable Rate Spread
770 Broadway mortgage loan	$700,000	4.98%	07/27	S+225
Unsecured revolving credit facility	575,000	3.88%	08/27	S+115
Unsecured term loan(1)	50,000	4.04%	08/27	S+130
Unsecured term loan (effective 10/23)	500,000	4.39%	10/26	S+130
100 West 33rd Street mortgage loan	480,000	5.06%	06/27	S+165
888 Seventh Avenue mortgage loan(2)	200,000	4.66%	09/27	L+170
____________________
(1)Together with the existing $750,000 interest rate swap arrangement expiring October 2023, the $800,000 unsecured term loan balance currently bears interest at a fixed rate of 4.05%.
(2)The remaining $83,200 amortizing mortgage loan balance bears interest at a floating rate of LIBOR plus 1.70%.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
Leasing Activity
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended September 30, 2022
167,000 square feet of New York Office space (140,000 square feet at share) at an initial rent of $88.99 per square foot and a weighted average lease term of 5.8 years. The changes in the GAAP and cash mark-to-market rent on the 101,000 square feet of second generation space were positive 7.2% and positive 1.8%, respectively. Tenant improvements and leasing commissions were $16.21 per square foot per annum, or 18.2% of initial rent.
62,000 square feet of New York Retail space (57,000 square feet at share) at an initial rent of $242.89 per square foot and a weighted average lease term of 10.5 years. The changes in the GAAP and cash mark-to-market rent on the 36,000 square feet of second generation space were negative 55.8% and negative 49.3%, respectively. Tenant improvements and leasing commissions were $17.96 per square foot per annum, or 7.4% of initial rent.
67,000 square feet at theMART (all at share) at an initial rent of $52.20 per square foot and a weighted average lease term of 7.3 years. The changes in the GAAP and cash mark-to-market rent on the 38,000 square feet of second generation space were negative 3.1% and negative 7.4%, respectively. Tenant improvements and leasing commissions were $11.64 per square foot per annum, or 22.3% of initial rent.
154,000 square feet at 555 California (108,000 square feet at share) at an initial rent of $98.20 per square foot and a weighted average lease term of 5.6 years. The changes in the GAAP and cash mark-to-market rent on the 101,000 square feet of second generation space were positive 16.0% and positive 11.9%, respectively. Tenant improvements and leasing commissions were $4.73 per square foot per annum, or 4.8% of initial rent.
For the Nine Months Ended September 30, 2022
740,000 square feet of New York Office space (607,000 square feet at share) at an initial rent of $84.49 per square foot and a weighted average lease term of 9.2 years. The changes in the GAAP and cash mark-to-market rent on the 362,000 square feet of second generation space were positive 6.2% and positive 3.9%, respectively. Tenant improvements and leasing commissions were $12.09 per square foot per annum, or 14.3% of initial rent.
90,000 square feet of New York Retail space (85,000 square feet at share) at an initial rent of $262.88 per square foot and a weighted average lease term of 11.6 years. The changes in the GAAP and cash mark-to-market rent on the 42,000 square feet of second generation space were negative 38.3% and negative 34.2%, respectively. Tenant improvements and leasing commissions were $21.82 per square foot per annum, or 8.3% of initial rent.
275,000 square feet at theMART (all at share) at an initial rent of $51.78 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 221,000 square feet of second generation space were negative 4.5% and negative 4.6%, respectively. Tenant improvements and leasing commissions were $10.88 per square foot per annum, or 21.0% of initial rent.
210,000 square feet at 555 California (147,000 square feet at share) at an initial rent of $96.40 per square foot and a weighted average lease term of 5.9 years. The changes in the GAAP and cash mark-to-market rent on the 135,000 square feet of second generation space were positive 24.3% and positive 13.6%, respectively. Tenant improvements and leasing commissions were $7.15 per square foot per annum, or 7.4% of initial rent.

UNSECURED NOTES COVENANT RATIOS AND CREDIT RATINGS (unaudited)
(Amounts in thousands)		As of
Unsecured Notes Covenant Ratios(1)	Required	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total outstanding debt/total assets(2)	Less than 65%	47%	47%	48%	47%
Secured debt/total assets	Less than 50%	32%	31%	33%	32%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	2.53	3.02	3.29	3.00
Unencumbered assets/unsecured debt	Greater than 150%	354%	362%	360%	362%

Consolidated Unencumbered EBITDA(1) (non-GAAP):	Q3 2022 Annualized
New York	$243,164
Other	105,588
Total	$348,752

Credit Ratings(3):	Rating	Outlook
Moody’s	Baa3	Stable
S&P	BBB-	Stable
Fitch	BBB-	Negative

(1)
Our debt covenant ratios and consolidated unencumbered EBITDA are computed in accordance with the terms of our senior unsecured notes. The methodology used for these computations may differ significantly from similarly titled ratios and amounts of other companies. For additional information regarding the methodology used to compute these ratios and amounts, please see our filings with the SEC of our senior debt indentures and applicable prospectuses and prospectus supplements.

(2)	Total assets include EBITDA capped at 7.0% per the terms of our senior unsecured notes covenants.
(3)	Credit ratings are provided for informational purposes only and are not a recommendation to buy or sell our securities.

LIQUIDITY AND CAPITALIZATION (unaudited)
(Amounts in millions, except per share amounts)

Liquidity Snapshot(1)

(1)	Prior to June 30, 2022, the $1.25 billion revolving credit facility maturing in 2027, as fully extended, had full capacity of $1.5 billion.
(2)
The debt balances presented above represent contractual debt balances. See reconciliation on page iii in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of September 30, 2022.

(3)	Based on the Vornado Realty Trust (NYSE: VNO) September 30, 2022 quarter end closing common share price of $23.16.

Company capitalization(2):	Amount	% Total
Consolidated mortgages payable (at 100%)	$5,883	41%
Unsecured debt (contractual)	2,575	18%
Perpetual preferred shares/units	1,223	8%
Equity(3)	4,822	33%
Total	14,503	100%
Pro rata share of debt of non-consolidated entities	2,719
Less: Noncontrolling interests' share of consolidated debt	(682)
Total at share	$16,540

NET DEBT TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in millions)
	As of and For the Trailing Twelve Months Ended September 30, 2022		As of and For the Year Ended December 31,
			2021		2020		2019

Secured debt	$5,883		$6,099		$5,608		$5,670
Unsecured debt	2,575		2,575		1,825		1,775
Pro rata share of debt of non-consolidated entities	2,719		2,700		2,873		2,803
Less: Noncontrolling interests’ share of consolidated debt	(682)		(682)		(483)		(483)
Company’s pro rata share of total debt	$10,495		$10,692		$9,823		$9,765
% Unsecured debt	25%		24%		19%		18%

Company’s pro rata share of total debt	$10,495		$10,692		$9,823		$9,765
Less: Cash and cash equivalents, restricted cash and investments in U.S. Treasury bills	(1,422)		(1,930)		(1,730)		(1,242)		(1)
Less: Participation in 150 West 34th Street mortgage loan	(105)		(105)		(105)		(105)
Less: Projected cash proceeds from 220 Central Park South	(150)		(148)		(275)		(1,200)
Net debt	$8,818		$8,509		$7,713		$7,218
EBITDAre, as adjusted (non-GAAP)	$1,065		$949		$910		$1,136
Net debt / EBITDAre, as adjusted	8.3	x	9.0	x	8.5	x	6.4	x
______________________________
(1)2019 includes $33 million of investments in marketable securities sold in January 2020 and is reduced by a $398 million accrual of a special dividend/distribution paid in January 2020.

DEBT SNAPSHOT (unaudited)
(Amounts in millions)
	As of September 30, 2022
	Total		Variable			Fixed
(Contractual debt balances)	Amount	Weighted Average Interest Rate	Amount		Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Consolidated debt(1)	$8,458	3.79%	$2,313	(2)	4.35%	$6,145	3.58%
Pro rata share of debt of non-consolidated entities	2,719	4.05%	1,272		4.42%	1,447	3.72%
Total	11,177	3.85%	3,585		4.37%	7,592	3.61%
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)	(682)		(682)			—
Company's pro rata share of total debt	$10,495	3.81%	$2,903	(2)	4.33%	$7,592	3.61%
________________________________
(1)See reconciliation on page iii in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of September 30, 2022.
(2)Includes our $105 million participation in the 150 West 34th Street mortgage loan.

HEDGING INSTRUMENTS AS OF SEPTEMBER 30, 2022 (unaudited)
(Amounts in thousands)
	Debt Information			Swap / Cap Information
	Balance at Share	Variable Rate Spread	Maturity Date(1)	Notional Amount at Share		All-In Swapped Rate	Swap Expiration Date
Interest Rate Swaps:
Consolidated:
555 California Street mortgage loan	$840,000	L+193	05/28	$840,000		2.26%	05/24
770 Broadway mortgage loan	700,000	S+225	07/27	700,000		4.98%	07/27
PENN 11 mortgage loan	500,000	L+195	10/25	500,000		2.23%	03/24
Unsecured revolving credit facility	575,000	S+115	12/27	575,000		3.88%	08/27
Unsecured term loan	800,000	S+130	12/27	800,000	(2)	4.05%	10/23
100 West 33rd Street mortgage loan	480,000	S+165	06/27	480,000		5.06%	06/27
888 Seventh Avenue mortgage loan	283,200	L+170	12/25	200,000		4.66%	09/27
4 Union Square South mortgage loan	120,000	S+150	08/25	100,000		3.74%	01/25
Unconsolidated:
640 Fifth Avenue mortgage loan	259,925	L+101	05/24	259,925		3.07%	05/23
731 Lexington Avenue - retail condominium mortgage loan	97,200	L+140	08/25	97,200		1.72%	05/25
50-70 West 93rd Street mortgage loan	41,667	L+153	12/24	41,168		3.14%	06/24
	$4,696,992			4,593,293

Interest Rate Caps:						Index Strike Rate
Consolidated:
1290 Avenue of the Americas mortgage loan	$665,000	L+151	11/28	665,000		4.00%	11/23
One Park Avenue mortgage loan	525,000	S+122	03/26	525,000		4.50%	03/23
150 West 34th Street mortgage loan	205,000	L+188	05/24	100,000	(3)	4.08%	12/22
606 Broadway mortgage loan	37,060	L+180	09/24	37,060		4.00%	09/24
Unconsolidated:
280 Park Avenue mortgage loan	600,000	L+173	09/24	600,000		4.08%	09/23
61 Ninth Avenue mortgage loan	75,543	S+146	01/26	75,543		4.39%	02/24
Fashion Centre Mall/Washington Tower mortgage loan	34,125	L+294	05/26	34,125		4.00%	05/24
50 West 57th Street mortgage loan	10,000	L+160	12/22	10,000		3.50%	12/22
	$2,151,728			2,046,728	(4)

Fixed rate debt per loan agreements and Vornado’s $105 million participation in 150 West 34th Street mortgage loan				3,104,164
Variable rate debt not subject to interest rate swaps or caps				750,763	(4)
Total debt at share				$10,494,948
________________________________
(1)Represents the extended maturity for certain loans in which we have the unilateral right to extend.
(2)Comprised of a $750,000 interest rate swap arrangement expiring October 2023 and a $50,000 interest rate swap arrangement expiring August 2027. In September 2022, we entered into a forward swap for $500,000 of the $800,000 unsecured term loan through October 2026, effective upon the October 2023 expiration of the $750,000 swap arrangement. Together with the existing $50,000 swap arrangement, commencing October 2023, $550,000 of the loan will bear interest at a blended fixed rate of 4.36%. The unswapped balance of the loan will bear interest at a floating rate of SOFR plus 1.30%.
(3)Excludes our $105,000 participation in the loan.
(4)Our exposure to LIBOR/SOFR index increases is partially mitigated by an increase in interest income on our cash, cash equivalents, restricted cash and investments in U.S. Treasury bills.

CONSOLIDATED DEBT MATURITIES (CONTRACTUAL BALANCES) (unaudited)
(Amounts in millions)

Consolidated Debt Maturity Schedule(1) as of September 30, 2022 (Excludes pro rata share of JV debt)(2)

Consolidated (100%):
Secured	$—	$—	$375	$903	$525	$4,080
Unsecured	—	—	—	450	400	1,725
Total consolidated debt (100%)	$—	$—	$375	$1,353	$925	$5,805	(3)
% of total consolidated debt	—%	—%	4.4%	16.0%	10.9%	68.7%
Debt maturities at share:
Consolidated debt (100%)	$—	$—	$375	$1,353	$925	$5,805
Pro rata share of debt of non-consolidated entities	212	48	1,138	505	581	235
Less: Noncontrolling interests' share of consolidated debt	—	—	(37)	—	—	(645)
Total debt at share	$212	$48	$1,476	$1,858	$1,506	$5,395
% of total debt at share	2.0%	0.5%	14.1%	17.7%	14.3%	51.4%
_______________________________
(1)Represents the extended maturity for certain loans in which we have the unilateral right to extend. Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity. See the previous page for information on interest rate swap arrangements entered into as of September 30, 2022.
(2)Vornado Realty L.P. guarantees $800 million of JV partnership debt comprised of the $300 million mortgage loan on 7 West 34th Street and the $500 million mortgage loan on 640 Fifth Avenue included in the Fifth Avenue and Times Square JV. This $800 million is excluded from the schedule presented above.
(3)Of the $1.3 billion floating rate debt expiring after 2026, $645 million is attributable to noncontrolling interests.

CONSOLIDATED DEBT MATURITIES AT 100% (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)
Property	Maturity Date(1)	Spread over LIBOR/SOFR	Interest Rate(2)	2022	2023	2024		2025	2026	Thereafter	Total
Secured Debt:
435 Seventh Avenue	02/24	L+130	3.93%	$—	$—	$95,696		$—	$—	$—	$95,696
150 West 34th Street	05/24	L+188	4.53%	—	—	205,000	(3)	—	—	—	205,000
606 Broadway (50.0% interest)	09/24	L+180	4.56%	—	—	74,119		—	—	—	74,119
4 Union Square South	08/25		3.78%	—	—	—		120,000	—	—	120,000
PENN 11	10/25		2.23%	—	—	—		500,000	—	—	500,000
888 Seventh Avenue	12/25		4.62%	—	—	—		283,200	—	—	283,200
One Park Avenue	03/26	S+122	4.07%	—	—	—		—	525,000	—	525,000
350 Park Avenue	01/27		3.92%	—	—	—		—	—	400,000	400,000
100 West 33rd Street	06/27		5.06%	—	—	—		—	—	480,000	480,000
770 Broadway	07/27		4.98%	—	—	—		—	—	700,000	700,000
555 California Street (70.0% interest)	05/28		3.01%	—	—	—		—	—	1,200,000	1,200,000
1290 Avenue of the Americas (70.0% interest)	11/28	L+151	4.32%	—	—	—		—	—	950,000	950,000
909 Third Avenue	04/31		3.23%	—	—	—		—	—	350,000	350,000
Total Secured Debt				—	—	374,815		903,200	525,000	4,080,000	5,883,015
Unsecured Debt:
Senior unsecured notes due 2025	01/25		3.50%	—	—	—		450,000	—	—	450,000
$1.25 Billion unsecured revolving credit facility	04/26	S+119	0.00%	—	—	—		—	—	—	—
Senior unsecured notes due 2026	06/26		2.15%	—	—	—		—	400,000	—	400,000
$1.25 Billion unsecured revolving credit facility	12/27		3.88%	—	—	—		—	—	575,000	575,000
$800 Million unsecured term loan	12/27		4.05%	—	—	—		—	—	800,000	800,000
Senior unsecured notes due 2031	06/31		3.40%	—	—	—		—	—	350,000	350,000
Total Unsecured Debt				—	—	—		450,000	400,000	1,725,000	2,575,000
Total Debt				$—	$—	$374,815		$1,353,200	$925,000	$5,805,000	$8,458,015
Weighted average rate				0.00%	0.00%	4.39%		3.29%	3.24%	3.96%	3.79%

Fixed rate debt(4)				$—	$—	$—		$1,250,000	$400,000	$4,495,000	$6,145,000
Fixed weighted average rate expiring				0.00%	0.00%	0.00%		3.19%	2.15%	3.82%	3.58%
Floating rate debt				$—	$—	$374,815		$103,200	$525,000	$1,310,000	$2,313,015
Floating weighted average rate expiring				0.00%	0.00%	4.39%		4.42%	4.07%	4.44%	4.35%
________________________________
(1)Represents the extended maturity for certain loans in which we have the unilateral right to extend.
(2)Represents the interest rate in effect as of September 30, 2022 based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See page 10 for information on interest rate swap and interest rate cap arrangements entered into as of September 30, 2022.
(3)We hold a $105,000 participation in the mortgage loan which is included in “other assets” on our consolidated balance sheets.
(4)Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity. See page 10 for information on interest rate swap arrangements entered into as of September 30, 2022.

TOP 15 TENANTS (unaudited)
(Amounts in thousands, except square feet)
	Credit Ratings (Moody’s / S&P)(1)	Square Footage At Share	Annualized Escalated Rents At Share(2)	% of Total Annualized Escalated Rents At Share
Meta Platforms, Inc.	A1 / AA-	1,451,153	$159,034	8.7%
IPG and affiliates	Baa2 / BBB	967,552	66,863	3.6%
New York University	Aa2 / AA-	685,290	45,013	2.5%
Google/Motorola Mobility (guaranteed by Google)	Aa2 / AA+	759,446	41,220	2.2%
Bloomberg L.P.	NR / NR	306,768	40,356	2.2%
Equitable Financial Life Insurance Company	A1 / A+	336,644	35,530	1.9%
Swatch Group USA	NR / NR	14,949	34,456	1.9%
Yahoo Inc.	NR / NR	313,726	32,248	1.8%
Amazon (including its Whole Foods subsidiary)	A1 / AA	312,694	30,092	1.6%
Neuberger Berman Group LLC	Baa2 / BBB+	306,612	27,353	1.5%
Madison Square Garden & Affiliates	NR / NR	412,551	25,741	1.4%
AMC Networks, Inc.	Ba2 / BB	326,717	25,441	1.4%
Bank of America	A2 / A-	247,459	24,412	1.3%
Apple Inc.	Aaa / AA+	412,434	24,072	1.3%
LVMH Brands	A1 / A+	65,060	22,952	1.3%
				34.6%
________________________________
(1)NR denotes “not rated.”
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rents at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space.

LEASE EXPIRATIONS (unaudited)
(Amounts in thousands)

Our Share of Square Feet of Expiring Leases As of September 30, 2022

New York Office	205	1,375	964	698	1,244	1,188	974	1,171	677	894	425	4,847
New York Retail	9	150	138	40	82	34	27	50	155	88	55	395
theMart	302	250	235	414	290	190	679	111	29	294	160	157
555 California Street	—	6	70	274	238	65	112	116	106	—	5	188
Total	516	1,781	1,407	1,426	1,854	1,477	1,792	1,448	967	1,276	645	5,587
% of total	2.6%	8.8%	7.0%	7.1%	9.2%	7.3%	8.9%	7.2%	4.8%	6.3%	3.2%	27.6%

PENN DISTRICT
ACTIVE DEVELOPMENT/REDEVELOPMENT SUMMARY - AS OF SEPTEMBER 30, 2022 (unaudited)
(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.			Cash Amount Expended		Remaining Expenditures	Stabilization Year	Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)
Farley (95% interest)	New York	846,000	1,120,000	(2)	1,069,131	(2)	50,869	2022	6.4%
PENN 2 - as expanded	New York	1,795,000	750,000		330,303		419,697	2025	9.0%
PENN 1 (including LIRR Concourse Retail)(3)	New York	2,546,000	450,000		354,828		95,172	N/A	12.2%	(3)(4)
Districtwide Improvements	New York	N/A	100,000		40,843		59,157	N/A	N/A
Total Active PENN District Projects			2,420,000		1,795,105		624,895		8.0%
___________________
(1)Excluding debt and equity carry.
(2)Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 12.2% projected return is before the ground rent reset in 2023, which may be material.
(4)Projected to be achieved as pre-redevelopment leases roll; approximate average remaining lease term 3.6 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

APPENDIX NON-GAAP RECONCILIATIONS

i

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS, AS ADJUSTED (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended
	September 30,
	2022	2021
Net income attributable to common shareholders	$7,769	$37,689
Per diluted share	$0.04	$0.20

Certain expense (income) items that impact net income attributable to common shareholders:
Hotel Pennsylvania loss	$26,613	$6,492
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	3,776	1,688
Tax benefit recognized by our taxable REIT subsidiaries	—	(27,910)
After-tax net gain on sale of 220 CPS condominium unit(s) and ancillary amenities	—	(8,815)
Other	1,477	15,664
	31,866	(12,881)
Noncontrolling interests' share of above adjustments	(2,206)	1,118
Total of certain expense (income) items that impact net income attributable to common shareholders	$29,660	$(11,763)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$37,429	$25,926
Per diluted share (non-GAAP)	$0.19	$0.14

NON-GAAP RECONCILIATIONS CONSOLIDATED DEBT, NET TO CONSOLIDATED CONTRACTUAL DEBT (unaudited)
(Amounts in thousands)
	As of September 30, 2022
	Consolidated Debt, Net	Deferred Financing Costs, Net and Other	Consolidated Contractual Debt
Mortgages payable	$5,831,769	$51,246	$5,883,015
Senior unsecured notes	1,191,322	8,678	1,200,000
$800 Million unsecured term loan	792,847	7,153	800,000
$2.5 Billion unsecured revolving credit facilities	575,000	—	575,000
	$8,390,938	$67,077	$8,458,015

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME (LOSS) TO EBITDAre (unaudited)
(Amounts in thousands)

EBITDAre (i.e., EBITDA for real estate companies) is a non-GAAP financial measure established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to EBITDA reported by other REITs that do not compute EBITDA in accordance with the NAREIT definition. NAREIT defines EBITDAre as GAAP net income or loss, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property including losses and gains on change of control, plus impairment write-downs of depreciated property and of investments in unconsolidated joint ventures caused by a decrease in value of depreciated property in the joint venture, plus adjustments to reflect the entity's share of EBITDA of unconsolidated joint ventures. The Company has included EBITDAre because it is a performance measure used by other REITs and therefore may provide useful information to investors in comparing Vornado's performance to that of other REITs.

	For the Three Months Ended September 30,		For the Trailing Twelve Months Ended	For the Year Ended December 31,
	2022	2021	September 30, 2022	2021	2020	2019
Reconciliation of net income (loss) to EBITDAre (non-GAAP):
Net income (loss)	$20,112	$71,765	$174,353	$207,553	$(461,845)	$3,334,262
Less net loss (income) attributable to noncontrolling interests in consolidated subsidiaries	3,792	(5,425)	(8,447)	(24,014)	139,894	24,547
Net income (loss) attributable to the Operating Partnership	23,904	66,340	165,906	183,539	(321,951)	3,358,809
EBITDAre adjustments at share:
Depreciation and amortization expense	156,985	130,164	590,934	526,539	532,298	530,473
Interest and debt expense	98,358	69,347	339,120	297,116	309,003	390,139
Income tax expense (benefit)	4,151	(25,414)	26,235	(9,813)	36,253	103,917
Net gain (loss) on sale of real estate	6	—	(41,146)	(15,675)	—	(178,711)
Real estate impairment losses	—	7,880	—	7,880	236,286	32,001
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the Joint Venture attributable to the GAAP required write-up of the retained interest	—	—	—	—	409,060	—
Net gain on transfer to Fifth Avenue and Times Square JV on April 18, 2019, net of $11,945 attributable to noncontrolling interests	—	—	—	—	—	(2,559,154)
EBITDAre at share	283,404	248,317	1,081,049	989,586	1,200,949	1,677,474
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	14,449	15,968	76,915	75,987	(91,155)	8,150
EBITDAre (non-GAAP)	$297,853	$264,285	$1,157,964	$1,065,573	$1,109,794	$1,685,624

NON-GAAP RECONCILIATIONS RECONCILIATION OF EBITDAre TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)
	For the Three Months Ended September 30,		For the Trailing Twelve Months Ended	For the Year Ended December 31,
	2022	2021	September 30, 2022	2021	2020	2019
EBITDAre (non-GAAP)	$297,853	$264,285	$1,157,964	$1,065,573	$1,109,794	$1,685,624

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(14,449)	(15,968)	(76,915)	(75,987)	91,155	(8,150)

Certain (income) expense items that impact EBITDAre:
Gain on sale of 220 CPS condominium unit(s) and ancillary amenities	—	(10,087)	(21,989)	(50,318)	(381,320)	(604,393)
Our share of (income) loss from real estate fund investments	(201)	(294)	(3,698)	(3,757)	63,114	48,808
Hotel Pennsylvania loss (income)	—	—	—	11,625	31,139	(8,264)
Mark-to-market decrease in PREIT common shares (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)	—	—	—	—	4,938	21,649
Other	1,678	(955)	9,565	1,840	(8,527)	343
Total of certain expense (income) items that impact EBITDAre	1,477	(11,336)	(16,122)	(40,610)	(290,656)	(541,857)

EBITDAre, as adjusted (non-GAAP)	$284,881	$236,981	$1,064,927	$948,976	$910,293	$1,135,617
v